UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2023, Avenue Therapeutics, Inc. (the “Company”) entered into an unwritten agreement with Fortress Biotech, Inc., the holder of a majority of the voting power of the Company’s capital stock (“Fortress”), and Dr. Lindsay A. Rosenwald, a director on the board of directors of the Company (Dr. Rosenwald and Fortress, together, the “Investors”), pursuant to which the Company agreed to issue and sell 767,085 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of approximately $550,000 in a private placement transaction (the “Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder. The shares were purchased by the Investors at a price per Share of $0.717, which was the “consolidated closing bid price” of the Common Stock on the Nasdaq Capital Market as of September 7, 2023, in compliance with Nasdaq Listing Rule 5365(c).

The gross proceeds to the Company from the Private Placement, before deducting estimated offering expenses payable by the Company, were approximately $550,000. The Company did not incur any underwriting or placement agent fees associated with the Private Placement. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

In connection with the Private Placement, the Company entered into a registration rights letter agreement (the “Registration Rights Letter Agreement”) with the Investors. Pursuant to the Registration Rights Letter Agreement, the Company will be required to file, on or prior to September 8, 2024 (the “Filing Date”), a resale registration statement (the “Resale Registration Statement”) with the SEC to register the resale of the Shares.

The foregoing description of the Registration Rights Letter Agreement is subject to, and qualified in its entirety by, the full text of the document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The offering and sale of the Shares is exempt from registration under Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The sale of the Shares by the Company in the Private Placement has not been registered under the Securities Act or any state securities laws, and the Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities does not involve a public offering and was made without general solicitation or general advertising.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Registration Rights Letter Agreement, dated September 8, 2023, by and among the Company and the purchaser parties thereto
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: September 8, 2023

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer